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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of InfoSpace, Inc. (formerly InfoSpace.com, Inc.) of our report on Prio, Inc. (formerly SaveSmart, Inc.) dated March 17, 2000 (March 31, 2000 as to the last sentence of the first paragraph on page 13 of Note 4), included in this Current Report on Form 8-K/A of InfoSpace, Inc.

Filed on Form S-8:

       Registration Statement No. 333-69165
       Registration Statement No. 333-81593
       Registration Statement No. 333-90815
       Registration Statement No. 333-37252


/s/ DELOITTE & TOUCHE LLP

San Jose, California
July 7, 2000